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                                                                   EXHIBIT 10.2

                AMENDED AND RESTATED INCENTIVE COMPENSATION PLAN
                                       OF
                              STATOIL ENERGY, INC.


SECTION 1. PURPOSE. The purpose of the Amended and Restated Incentive Compensation Plan of Statoil Energy, Inc. (the "Plan") is to increase stockholder values and to advance the interests of Statoil Energy, Inc. (the "Company") by providing certain key employees of the Company and its subsidiaries with additional incentives to promote the success of the Company; to provide such employees with an equity interest in the Company; and to encourage such employees to remain with the Company or a subsidiary of the Company.

SECTION 2. DEFINITIONS. The following words and phrases shall have the meanings set forth below whenever they are used in this Plan:

(a)      "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company.

(b)      "CHANGE OF CONTROL" shall mean:

         (i) the acquisition (other than by Ralph L. Bradley) by any person, entity or "group" within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act") (excluding, for this purpose, the Company or its Subsidiaries or any employee benefit plan of the Company or its Subsidiaries which acquires beneficial ownership of voting securities of the Company) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act), of fifty percent (50%) or more of either the then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding capital stock entitled to vote generally in the election of directors; or

         (ii) individuals who, as of the date hereof, constitute the Board of Directors (as of the date hereof, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company) shall, for purposes of this Agreement, be considered as though such person were a member of the Incumbent Board; or

         (iii)   approval by the Board of Directors of a reorganization,
                 merger, consolidation or share exchange, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger, consolidation or share exchange will not, immediately after the effective date of the
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                 transaction, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged, consolidated or other surviving company's then outstanding voting securities, or a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company.

(c)      "CODE" shall mean the Internal Revenue Code of 1986, as amended.

(d) "COMMITTEE" shall mean the individual or individuals appointed by the Board of Directors to administer the Plan.

(e)      "COMMON STOCK" shall mean the common stock of the Company.

(f)      "COMPANY" shall mean Statoil Energy, Inc.

(g) "EFFECTIVE DATE" shall mean the date the Plan was adopted by the Board of Directors (i.e., January 6, 1992).

(h) "ELIGIBLE EMPLOYEE" shall mean any officer or other employee of the Company or any of its Subsidiaries.

(i) "EXERCISE PRICE" shall mean the purchase price per share of Common Stock that a Grantee must pay to purchase a share of Common Stock pursuant to an Option granted under the Plan, as established by the Committee.

(j) "FAIR MARKET VALUE" shall mean the value of a share of Common Stock determined as follows:

         (i) in the event the Common Stock is then publicly traded (i.e., on the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers Automated Quotation System), the average of the closing prices of the Common Stock for the twenty (20) days immediately preceding the Grant Date; or

         (ii) in the event the Common Stock is not so publicly traded, the determination shall be made in good faith by the Committee based on an independent appraisal of the Company or such other factors as may be determined in the reasonable discretion of the Committee; for the purposes hereof, Fair Market Value shall be based upon the fair market value of the Company determined without any discount for minority interests or lack of marketability of the Common Stock, based upon what a willing buyer would pay and a willing seller would accept for the Company as a whole.




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(k)      "FISCAL YEAR" shall mean the annual period on the basis of which the
         Company regularly computes its income in keeping its books for purposes of issuing audited financial statements and filing its federal income tax returns.

(l) "FOR CAUSE" shall mean (i) the failure of the Grantee to faithfully perform any of the duties of his employment, (ii) dishonesty in the course of or related to employment by the Company or (iii) conviction of a felony committed in the course of or related to the Grantee's employment by the Company.

(m) "GRANT DATE" shall mean the date on which an Option or other Incentive is granted under the Plan.

(n) "GRANTEE" shall mean any Eligible Employee of the Company or any of its Subsidiaries to whom an Incentive is granted hereunder.

(o) "INCENTIVE" shall mean any of the incentives which may be issued under the Plan as set forth in Section 3 hereof.

(p) "INCENTIVE STOCK OPTION" shall mean an Option that satisfies the qualification requirements of Section 422(b) of the Code.

(q) "NON-QUALIFIED STOCK OPTION" shall mean an Option that is not an Incentive Stock Option.

(r) "OPTION" shall mean the right, but not the obligation, of a Grantee to purchase shares of Common Stock within the Option Period at the Exercise Price (which Option may be either an Incentive Stock Option or a Non-Qualified Stock Option).

(s) "OPTION PERIOD" shall mean a period in which the Grantee may elect to purchase shares of Common Stock at the Exercise Price.

(t) "PERFORMANCE STOCK AWARD" shall mean an award of shares of Common Stock to any Eligible Employee contingent upon the achievement of a specified personal or Company performance objective.

(u) "PLAN" shall mean the Amended and Restated Incentive Compensation Plan of Statoil Energy, Inc.

(v)      "RESTRICTED STOCK AWARD" shall mean the award of shares of Common
         Stock to any Eligible Employee which shares are subject to certain restrictions to be established on a case-by-case basis by the Committee which may include a requirement that the Eligible Employee forfeit such shares to the Company in the event the employment of the Eligible Employee is terminated prior to a certain date.





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(w)      "STOCK AWARD" shall mean the award of shares of Common Stock to any
         Eligible Employee which shares would be without restriction except for the provisions of the Stockholders Agreement.

(x) "STOCKHOLDERS AGREEMENT" shall mean the agreement to be entered into by the Company and each Eligible Employee who receives an Incentive hereunder.

(y) "STOCK OPTION AGREEMENT" shall mean an irrevocable, written agreement, executed by both the Grantee and a duly authorized officer of the Company, that shall set forth the number of shares of Common Stock, the Exercise Price and the dates such shares of Common Stock may be purchased by the Grantee under the Plan.

(z) "SUBSIDIARIES" shall mean any corporation of which the Company owns, directly or indirectly, within the meaning of Section 425(f) of the Code, fifty percent (50%) or more of the total combined voting power of all classes of stock.

SECTION 3. SCOPE OF THE PLAN. The Incentives that may be offered under the Plan are: (i) Incentive Stock Options; (ii) Non-Qualified Stock Options;
(iii) Stock Awards; (iv) Restricted Stock Awards; and (v) Performance Stock Awards. The terms of the Plan shall be interpreted in accordance with this intention.

SECTION 4. STOCK SUBJECT TO THE PLAN. The maximum aggregate number of shares of Common Stock which may be issued under the Plan is 500,000 shares of authorized but unissued shares of Common Stock, subject to adjustment as provided in Section 14. If an Option shall expire or terminate for any reason without having been exercised in full, the shares represented by the portion thereof not so exercised shall (unless the Plan shall have been terminated) become available for other issuance under the Plan. The Company shall at all times reserve authorized but unissued shares of its Common Stock at least equal to the number of shares of Common Stock which may be issued under the Plan.

SECTION 5. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Committee. Subject to the provisions of the Plan and the laws of the Commonwealth of Virginia, the Committee shall have full authority and sole discretion to administer, interpret and construe the Plan, including setting rules and regulations related to the Plan, making determinations and taking any action necessary for the implementation and administration of the Plan. All determinations of the Committee shall be final, conclusive and binding on the Company, the stockholders of the Company and upon all Grantees under the Plan and anyone claiming under or through any of them.

SECTION 6. ELIGIBILITY. Incentives may be granted only to Eligible Employees. An Eligible Employee who has been granted an Incentive hereunder may, if he or she is otherwise eligible, be granted an additional Incentive under the Plan. The designation of an individual to receive an Incentive at any time shall not require the Committee to designate such person to receive an Incentive at any other time. The Committee may consider such factors as it deems pertinent in





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selecting Eligible Employees to receive Incentives hereunder and in determining the type and amount of their respective Incentives, including without limitation: (i) the financial condition of the Company; (ii) the anticipated profits of the Company for the current or future years, including return on invested capital; (iii) the contribution by the Eligible Employee to the profitability and development of the Company through achievement of established strategic objectives; and (iv) the amounts of other compensation provided to such Eligible Employee.

SECTION 7. TERMS AND CONDITIONS OF OPTIONS. Each Option granted under the Plan shall be subject to the following terms and conditions:

(a) EXERCISE PRICE. The Exercise Price shall be determined by the Committee, subject to adjustment under Section 14; provided, however, that the Exercise Price shall not be less than thirty-three percent (33%) of the Fair Market Value on the Grant Date.

(b) NUMBER. The number of shares of Common Stock subject to the Option shall be determined by the Committee, subject to adjustment under
         Section 14.

(c) DURATION. The term of each Option shall be determined by the Committee but shall not exceed ten (10) years from the Grant Date.

(d) EXERCISE. Each Option will vest and become exercisable in accordance with the provisions set forth in each Stock Option Agreement which provisions may differ among Options. Notwithstanding any such vesting provisions, an Option will become fully vested and exercisable: (i) when the Grantee dies, becomes disabled or attains age 65 while in the service of the Company or one of its Subsidiaries; or (ii) when the Company or one of its Subsidiaries terminates the employment of the Grantee within two (2) years following a Change in Control. The Committee may, in its discretion, accelerate the exercisability of any Option.

(e) MANNER OF EXERCISE. An Option may be exercised, in whole or in part, by giving written notice to the Secretary of the Company specifying the number of shares of Common Stock to be purchased and accompanied by the full Exercise Price for such shares. The Exercise Price shall be payable in United States dollars and at the election of the Grantee may be paid by cash, certified or uncertified check, bank draft, by delivery of shares of mature Common Stock (stock held at least 6 months) in payment of all or any part of the Exercise Price (which shares shall be valued for this purpose at their Fair Market Value on the date such Option is exercised), or in such other manner permitted by law as may be authorized from time to time by the Committee.

(f) REPURCHASE AND REPLACEMENT. Upon approval of the Committee, the Company may repurchase a previously granted Option from a Grantee by mutual agreement before such Option has been exercised upon such terms and conditions as the Company and the Grantee shall agree, provided that the per share repurchase price shall not exceed the amount by





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         which the Fair Market Value of the Common Stock subject to the Option on the date of purchase exceeds the Exercise Price. The Committee may agree to the cancellation of an Option in order to make a Grantee eligible for the grant of a replacement Option.

(g) INCENTIVE STOCK OPTIONS. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of Options which are intended to qualify as Incentive Stock Options:

         (i) Any Incentive Stock Option granted under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify the Option as an Incentive Stock Option.

         (ii) All Incentive Stock Options must be granted within ten (10) years from the Effective Date.

         (iii) Unless sooner exercised, all Incentive Stock Options shall expire no later than ten (10) years after the Grant Date.

         (iv) The Exercise Price for each Incentive Stock Option shall not be less than the Fair Market Value of the Common Stock subject to the Option on the Grant Date.

         (v) No Incentive Stock Option shall be granted to any Eligible Employee who, at the time such Option is granted, would own (within the meaning of Section 422 of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (or of any Subsidiary) unless the Exercise Price is at least equal to one hundred ten percent (110%) of the Fair Market Value of the Common Stock subject to the Option on the Grant Date and the Option is not exercisable after the expiration of five (5) years from the Grant Date.

         (vi)    The aggregate Fair Market Value (determined as of the Grant
                 Date) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Eligible Employee during any calendar year (under all plans of the Company and its parent corporation, if any, and any Subsidiary) shall not exceed $100,000.

SECTION 8. STOCK AWARDS AND RESTRICTED STOCK AWARDS. A Stock Award consists of the issuance by the Company to an Eligible Employee of shares of Common Stock, without other payment therefor, as additional compensation for his or her services to the Company. A Restricted Stock Award consists of the issuance by the Company to an Eligible Employee of shares of Common Stock, without other payment, but subject to restrictions on sale or other transfer. The issuance of Common Stock pursuant to Stock Awards and the issuance of Restricted Stock Awards shall be subject to the following terms and conditions:





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(a)      NUMBER OF SHARES.  The number of shares of Common Stock to be issued by the Company to an Eligible Employee pursuant to a Stock Award or a Restricted Stock Award shall be determined by the Committee.

(b) RESTRICTIONS. All Restricted Stock Awards issued hereunder shall be subject to such restrictions as the Committee may determine, including, without limitation, any or all of the following:

         (i) a prohibition against the sale, transfer, pledge or other encumbrance of the shares, such prohibition to lapse at such time or times as the Committee shall determine (whether in annual or more frequent installments);

         (ii) a requirement that the Eligible Employee forfeit all or a part of such shares in the event of termination of his or her employment during any period in which such shares are subject to restrictions.

(c) ESCROW. In order to enforce the restrictions imposed by the Committee pursuant to Section 8(b), the Eligible Employee receiving a Restricted Stock Award shall be required to enter into an agreement with the Company setting forth the conditions of the award. Restricted Stock Awards shall be registered in the name of the Eligible Employee and deposited, together with a stock power endorsed in blank, with the Company. Each such certificate shall bear a legend in substantially the following form:

                 The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the Amended and Restated Incentive Compensation Plan of Statoil Energy, Inc. ("Statoil Energy") and the agreement entered into between the registered owner and Statoil Energy. Copies of the Plan and the agreement are on file in the office of the Secretary of Statoil Energy.

(d) END OF RESTRICTIONS. At the end of any time period during which the Restricted Stock Award is subject to forfeiture and restrictions on transfer, certificates evidencing such shares will be delivered free of all restrictions to the Eligible Employee.

(e) STOCKHOLDER. Subject to the terms and conditions of the Plan and any other restrictions determined by the Committee and set forth in the agreement evidencing the Restricted Stock Award, each Eligible Employee receiving a Restricted Stock Award shall have all of the rights of a stockholder with respect to shares of stock during any period in which such shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares. Dividends paid in cash or property other than Common Stock or other Company stock with respect to the Restricted Stock Award shall be paid to the Eligible





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         Employee.  Dividends payable in shares of Common Stock or other
         Company stock shall be treated as a Restricted Stock Award and shall be held pursuant to the provisions of the Plan.

SECTION 9. PERFORMANCE STOCK AWARDS. Performance Stock Awards are contingent rights to receive shares of Common Stock upon the achievement of certain performance objectives. The award of a Performance Stock Award shall be subject to such terms and conditions as the Committee deems appropriate. Each Performance Stock Award will be evidenced by a written agreement which will include the performance objectives to be achieved. The number of shares included in a Performance Stock Award shall be determined by the Committee and may be subject to such terms and conditions as the Committee shall determine. If the performance objectives are achieved, the Eligible Employee will be issued shares of Common Stock equal to the number of Performance Stock Awards granted to the Eligible Employee.

SECTION 10. ELECTION TO RECEIVE DISCOUNTED OPTIONS. At the sole discretion of the Committee, an Eligible Employee may elect to receive all or a portion of the Eligible Employee's annual bonus in the form of a discounted Non-Qualified Stock Option instead of cash.

(a) TIME AND MANNER OF ELECTION. An election to receive a discounted Option in lieu of cash must be made before the first day of the calendar year for which the bonus would otherwise be paid. The election shall be made in writing on a form provided by the Committee. An Eligible Employee may specify the amount of annual bonus to be received in the form of a discounted Option as:

         (i)     a percentage of the total annual bonus,

         (ii)    a fixed dollar amount, or

         (iii) an amount in excess of a fixed dollar amount to be received in cash.

(b) ELECTION IRREVOCABLE. The election to receive a discounted Option in lieu of cash shall be irrevocable.

(c) EXERCISE PRICE. The Exercise Price of a discounted Option shall be determined by the Committee in accordance with Section 7(a).

(d) NUMBER OF SHARES SUBJECT TO DISCOUNTED OPTION. The number of shares of Common Stock subject to each discounted Option shall be the quotient determined by dividing:

         (i) the amount of the bonus payment payable in the form of a discounted Option, by

         (ii) an amount equal to the Fair Market Value on the Grant Date of a share of Common Stock, reduced by the Exercise Price of the discounted Option.





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(e)      EXERCISE OF DISCOUNTED OPTION. A discounted Option granted under this
         Section 10 shall vest and become exercisable in accordance with the rules described in Section 7(d).

(f) EFFECT OF TERMINATION OF ELIGIBLE EMPLOYEE. Notwithstanding the provisions of Section 12, if a Grantee ceases to be an Eligible Employee (except as set forth in Section 13), the Company will repurchase from the Grantee any discounted Option granted under this
         Section 10 which has not become vested and exercisable at such time the Grantee ceases to be an Eligible Employee at a repurchase price equal to the Fair Market Value on the Grant Date reduced by the Exercise Price of the discounted Option.

SECTION 11. NON-TRANSFERABILITY. No Option, Restricted Stock Award or Performance Stock Award granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. An Option, Restricted Stock Award or Performance Stock Award may be exercised during the lifetime of the Grantee only by the Grantee.

SECTION 12.      TERMINATION OF RELATIONSHIP.

(a) EFFECT ON OPTIONS OF VOLUNTARY TERMINATION OF ELIGIBLE EMPLOYEE OR TERMINATION FOR CAUSE. If a Grantee ceases to be an Eligible Employee as a result of a termination of such employment relationship by the Company For Cause or as a result of a voluntary termination of such employment relationship by the Grantee, any Option held by the Grantee, to the extent not theretofore exercised, shall be cancelled immediately upon such termination of service as an Eligible Employee.

(b) EFFECT ON OPTIONS OF TERMINATION OF ELIGIBLE EMPLOYEE WITHOUT CAUSE. If a Grantee ceases to be an Eligible Employee as a result of a termination of such employment relationship by the Company for any reason other than For Cause, any vested Option held by the Grantee, to the extent not theretofore exercised, shall continue to be exercisable in accordance with its terms for a period of ninety (90) days after the Company provides notice to the Grantee of the termination of the employment of the Grantee and thereafter such Option, to the extent not theretofore exercised, shall be deemed cancelled.

(c) EFFECT ON OTHER INCENTIVES OF TERMINATION OF ELIGIBLE EMPLOYEES. If a Grantee ceases to be an Eligible Employee for any reason, any Restricted Stock Award or Performance Stock Award not theretofore issued and vested shall be cancelled immediately upon such termination of service as an Eligible Employee (whether or not caused by death or disability).

(d) CHANGE OF DUTIES OR POSITION OF GRANTEE. An Incentive granted under the Plan shall not be affected by any change of duties or position of a Grantee so long as the Grantee remains an Eligible Employee.

SECTION 13. DEATH OR DISABILITY OF GRANTEE. If a Grantee shall (a) die while serving as an Eligible Employee, or (b) becomes permanently and totally disabled within the meaning of





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Section 22(e)(3) of the Code while serving as an Eligible Employee and at such time there does not exist grounds for the termination of the Eligible Employee For Cause, then any outstanding Option may be exercised as set forth herein by the Grantee or, in the event of death, by the person or persons to whom the Grantee's rights under the Option pass by will or by the laws of descent and distribution, or if no such person has such right, by his executors or administrators, and the period for exercise to the extent provided in Section 7 shall be extended for sixty (60) days in the case of the permanent and total disability or death of the Grantee, but not more than ten (10) years after the Grant Date.

SECTION 14. ADJUSTMENTS UPON CHANGES IN COMMON STOCK. Each Stock Option Agreement and any other agreement entered into pursuant to the Plan may contain such provisions as the Committee shall determine to be appropriate for the adjustment of the number and class of shares of Common Stock covered by such Incentive, the Exercise Prices and the number of shares of Common Stock which shall be issuable at any time, in the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, split-ups, split-downs, reverse splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares, spin-offs, reorganizations, liquidations, and the like. In the event of any such change in the outstanding Common Stock of the Company, the aggregate number of shares of Common Stock which may be granted under the Plan and to any Eligible Employee shall be appropriately adjusted by the Committee, whose determination shall be conclusive.

SECTION 15.      MISCELLANEOUS.

(a)      EFFECTIVE DATE.  The Plan became effective as of the Effective Date.

(b) TERMINATION OF THE PLAN. Unless the Plan shall have been previously terminated as hereinafter provided, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date, and no Incentive or other rights under it shall be granted thereafter. The Board of Directors, without further approval of the stockholders of the Company, may at any time prior to that date terminate the Plan and thereafter no further Incentives may be granted under the Plan. However, Options and other Incentives granted prior to any termination shall continue to be exercisable in accordance with the terms thereof.

(c) GOVERNING LAW. This Agreement shall be construed and interpreted in accordance with the laws of the Commonwealth of Virginia.

(d) NO RIGHTS AS STOCKHOLDER. The Grantee shall have no rights as a stockholder of the Company with respect to the shares of Common Stock to be issued under this Plan prior to the issuance by the Company of Common Stock hereunder.

(e) NO RIGHT TO CONTINUED SERVICE. The Plan shall not confer upon any Eligible Employee any right with respect to continuation of service for or with the Company, or its Subsidiaries, nor





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         shall it interfere in any way with his or her right or the Company's right to terminate his or her service at any time, which right is hereby reserved.

(f) AMENDMENT OF THE PLAN. The Board of Directors may at any time and from time to time modify and amend the Plan in any respect; provided, however, that no amendment shall be made without the affirmative vote of a majority of the shares of Common Stock of the Company if such stockholder vote is required in the opinion of legal counsel to the Company.

(g) SEVERABILITY. In the event that any one or more provisions of the Plan or any agreement, or any action taken pursuant to the Plan or such agreement, should, for any reason, be unenforceable or invalid in any respect under the laws of the United States, any state of the United States or any other government, such enforceability or invalidity shall not affect any other provision of the Plan or of such other agreement but in such particular jurisdiction and instance the Plan and the affected agreement shall be construed as if such enforceable or invalid provision had not been contained therein or if the action in question had not been taken thereunder.

(h) WITHHOLDING. The Company and its Subsidiaries shall have the right to withhold and collect any taxes required by law to be withheld upon the exercise of an Option granted under the Plan or upon the grant of any shares hereunder. The withholding obligation may be satisfied by:
         (i) withholding from other amounts payable to the Grantee; (ii) payment of the necessary withholding amount by the Grantee to the Company; or (iii) the Company, subject to the approval of the Committee in its sole discretion, accepting shares of issued Common Stock.

(i) STOCKHOLDERS' AGREEMENT. Each Eligible Employee will be required to become a party to the Stockholders' Agreement upon the grant of any Incentive hereunder.





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